SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            _________________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 13, 2003


                          IMAGISTICS INTERNATIONAL INC.
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               (Exact Name of Registrant as Specified in Charter)



         Delaware                    1-16449                06-1611068
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(State or Other Jurisdiction  (Commission File Number)    (IRS Employer
     of Incorporation)                                      ID Number)



      100 Oakview Drive
     Trumbull, Connecticut                              06611
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(Address of Principal Executive Offices)              (Zip Code)




       Registrant's telephone number, including area code: (203) 365-7000
                                                           --------------


              -----------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits - The following exhibit is furnished as part of this report:

99.1  Press release dated November 13, 2003.


Item 12. Results of Operations and Financial Condition

On November 13, 2003 Imagistics International Inc. issued a press release announcing its results of operations for its third fiscal quarter ended September 30, 2003 and certain additional matters. A copy of such press release is furnished herein as Exhibit 99.1.

Exhibit 99.1 includes a financial measure of the Company's sales revenue excluding sales to Pitney Bowes Canada. Management believes this non-GAAP financial measure provides useful information because sales to Pitney Bowes Canada under a reseller agreement, the initial term of which expires in December 2003, are at margins significantly below the margins on the Company's direct customer sales. Although management expects to maintain a reseller arrangement with Pitney Bowes Canada, the Company is unable to predict the future level of sales to Pitney Bowes Canada. Management also believes it is useful to analyze sales excluding sales to Pitney Bowes Canada in order to better evaluate the effectiveness of our direct sales and marketing initiatives, and pricing policies.

The information in this report, including Exhibit 99.1, is furnished pursuant to
Item 12 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities set forth in that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 13, 2003

                                          Imagistics International Inc.


                                          By:   /s/ Mark S. Flynn
                                             ----------------------------------
                                        Name:   Mark S. Flynn
                                       Title:   Vice President, General Counsel
                                                and Secretary